SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              ----------

                                    FORM 8-K

                                 CURRENT REPORT
                PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


  Date of Report (Date of earliest event reported): July 15, 1998
                                                    -------------
                            ICON Fitness Corporation
                               IHF Holdings, Inc.
                           ICON Health & Fitness, Inc.
---------------------------------------------------------------------
          (Exact Name of Registrant as Specified in its Charter)

                                 333-18475            87-0566936
                                 33-87930-01          87-0531209
       Delaware                  33-87930             87-0531206
  ------------------          -----------------      ------------
(State or Other Jurisdiction  (Commission File     (IRS Employer
      of Incorporation)            Number)        Identification No.)


                              1500 South 1000 West
                                Logan, Utah 84321
---------------------------------------------------------------------
          (Address of Principal Executive Offices)(Zip Code)


 Registrant's telephone number, including area code 435-750-5000
                                                    ------------

                                 Not Applicable
---------------------------------------------------------------------
   (Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

On or about July 15, 1998 ICON Health & Fitness, Inc. amended its credit agreement with General Electric Capital Corporation to:

     1) Amend the borrowing base by increasing the categories of eligible accounts receivable and inventory and also provided for a $5 million advance in addition to the above increases. This amendment did not increase the total permitted borrowings of $310 million;

     2) Amend the financial covenants for the 12 month periods ending May 31, 1998, August 31, 1998, November 30, 1998 and February 28, 1999; and

     3) Amend other items including changes to applicable margins through the expiration of the credit agreement, covenants regarding Year 2000 compliance and corrective actions, and additional representation and reporting requirements.

The amendment did not change the maturity of the revolving line of credit from November 15, 1999.

For the year ended May 31, 1998, ICON Health & Fitness, Inc. had net sales of $749.3 million, income from operations of $23.9 million, net loss of $9.5 million and EBITDA of $41.4 million. The following table includes unaudited financial information for the year ended May 31, 1998.

                                      For the Year Ended May 31,
                                   (dollars in millions)(unaudited)
                                 ----------------------------------
                                 ICON Health     IHF         ICON
                                  & Fitness,   Holdings,    Fitness
                                     Inc.        Inc.     Corporation
                                    1998         1998         1998
                                 -----------   ---------  -----------
Operating Data:

  Net sales                        $749.3      $749.3       $749.3

  Cost of sales                     536.0       536.0        536.0

  Gross profit                      213.3       213.3        213.3

  Operating expenses                189.4       189.4        189.4

  Income from operations             23.9        23.9         23.9

  Net Income/(loss)                  (9.5)      (19.2)       (27.6)



                                      For the Year Ended May 31,
                                   (dollars in millions)(unaudited)
                                 ----------------------------------
                                 ICON Health     IHF         ICON
                                  & Fitness,   Holdings,    Fitness
                                     Inc.        Inc.     Corporation
                                    1998        1998         1998
                                 -----------   ---------  -----------
Balance Sheet Data (at 5/31/98):
  Cash                              $ 3.9       $ 3.9        $ 3.9

  Working capital                   152.9       152.9        152.9

  Total assets                      363.1       378.1        387.9

  Total indebtedness                274.5       366.5        466.8

  Stockholders' deficit             (20.3)      (97.3)      (187.8)

Other Data:
  Depreciation and amortization      21.7        35.5         48.2

  Capital expenditures               11.8        11.8         11.8

  EBITDA (1)                         41.4        41.4         41.4

  Cash flow from operations          47.6        47.6         47.6

  Cash flow from investing
    activities                        6.4         6.4          6.4

  Cash flow from financing
    activities                      (55.7)      (55.7)       (55.7)


 (1) "EBITDA" is defined herein as income before provisions for (benefit from) income taxes, depreciation, amortization and interest expense. EBITDA is presented because the Registrant believes it is frequently used by security analysts in the evaluation of companies. However, EBITDA should not be considered as an alternative to net income as a measure of operating results or to cash flows as a measure of liquidity in accordance with generally accepted accounting principles.

Item 7 Exhibits

(c) Exhibits

    10.1B Amended and Restated Credit  Agreement dated as of July 15, 1998 among
          ICON Health & Fitness, Inc., the lenders named therein, and General Electric Capital Corporation.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          ICON Fitness Corporation
                                          IHF Holdings, Inc.
                                          ICON Health & Fitness, Inc.



Date: August 19, 1998                 By: /s/ S. Fred Beck
                                      ---------------------------
                                      Name: S. Fred Beck
                                      Title: Chief Financial Officer